Exhibit 10.3

FORM OF

AMENDED AND RESTATED MANAGEMENT AGREEMENT

THIS AMENDED AND RESTATED MANAGEMENT AGREEMENT (this “Agreement”) is entered into as of the Effective Date (as defined below) by and between LANDWIN REALTY INVESTMENTS HOLDINGS LLC, a Delaware limited liability company, (“Landwin Holdings”) and LANDWIN MANAGEMENT, LLC, a Delaware limited liability company (“Manager”, each a “Party” and, collectively, the “Parties”).

RECITALS

WHEREAS, Landwin Realty Investments I, LLC, a Delaware limited liability company (“Landwin Investments”), is a wholly-owned subsidiary of Landwin Holdings and Landwin Holdings is, indirectly, a wholly owned subsidiary of Landwin Realty Trust, Inc., a Maryland corporation (“Landwin REIT”, and, together with Landwin Holdings and Landwin Investments and any direct or indirect subsidiary of Landwin Investments, collectively, “our”, “us”, “we” or any similar word or phrase);

WHEREAS, Landwin REIT has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) a registration statement on Form S-4 with respect to the merger described therein and the issuance of shares of its common stock, par value $0.01 per share , all as described in such registration statement, as amended (the “Registration Statement ”);

WHEREAS, Manager is engaged in the general business of real estate investment asset management and property management and as of the date of this Agreement, an “affiliate” (as defined under the Securities Act);

WHEREAS, on the effective date of the Registration Statement and pursuant to the assignment and assumption of this Agreement in accordance with the terms of that certain Agreement and Plan of Merger, by and among Landwin Partners Fund I, LLC, a Delaware limited liability company, Landwin Partners Fund II, LLC a Delaware limited liability company, Landwin REIT, Landwin Holdings, Landwin TRS, LLC, a Delaware limited liability company, Landwin Investments, and Manager (the “Merger Agreement”), whereby Landwin Investments assumed this Agreement and assigned the same to Landwin Holdings, Landwin Holdings desires to engage the general business management services of Manager (the “Services”);

WHEREAS, this Agreement reflects the substantive material terms of the management agreement with the Manager and Landwin Partners Fund I, LLC and the Manager desires to be engaged to provide Services under the terms and conditions set forth herein;

WHEREAS, the Parties hereto desire to amend and restate this Agreement under the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Section 1. Term. The Agreement shall commence upon the date that the Merger is effective under applicable state law and the Registration Statement is declared effective under the Securities Act (the “Effective Date”). The term of the Agreement shall be for five (5) years from the Effective Date (the “Initial Term”), unless sooner terminated in accordance with the terms of this Agreement. Manager has the right, at is option, to renew this Agreement for successive two-year terms upon the expiration of the Initial Term upon notice to Landwin REIT that is provided not less than 60 days prior to the expiration of then effective term.

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Section 2. Services. Manager shall have the general responsibility to manage and oversee our operations. More specifically, Manager’s Services will include the following services:

(a) Source, evaluate, select, negotiate, secure financing for and oversee acquisitions, property management, tenant leasing, dispositions and replacement acquisitions of diverse existing and/or to-be-developed, income-producing real property assets and development/redevelopment projects on our behalf;

(b) General real estate investment asset management and property management services.

(c) Oversight of preparation and revision of annual budgets and pro forma statements.

Section 3. Right of Manager to Provide Services to Any Party. The parties acknowledge that important considerations for this Agreement are the obligation of Manager to provide Services hereunder and that Manager and its managers and principal officers may provide services similar to the Services to other existing and future fund entities and other parties.

Section 4. Manager’s Fees-for-Services and Performance-based Distribution-Sharing Income. During the term of this Agreement, in consideration for Services, Landwin Holdings shall pay to Manager the following Fees-for-Services and performance-based Distribution-Sharing Income:

(a) Acquisition Fees: 2.5% of the total purchase price (equity plus debt) of any real property acquired by the Manager for our benefit, paid in cash at closing;

(b) Property Management Fees: 5.5% of actual gross monthly receipts from any real property acquired and taken under management by the Manager for our benefit;

(c) Leasing Fees: Negotiated on a case-by-case basis subject to factors including, but not limited to, term lengths of leases, creditability of tenants, location of space within properties, competition, market rates, etc.;

(d) Financing and Refinancing Fees: Not to exceed one hundred and twenty five basis points ( 1 1/4% ) of the amount of new and refinanced loans secured by the Manager for our benefit;

(e) Development, Redevelopment and/or Construction Management Fees: Negotiated on a case-by-case basis subject to factors related to specific projects, typically a minimum of 7% of the amounts expended;

(f) Disposition Fees: 2.5% of the total sales price of any real property sold by the Manager for our benefit, paid in cash at closing, and;

(g) Distribution-Sharing Income: 30% of all distributions after each of the members in Landwin Holdings has received total distributions from all sources equal to their capital contribution plus a 7% preferential return , per annum, on their capital contribution , which amount as of the Effective Date shall be as specified by the parties; provided, that for the purposes of this Agreement, capital contributions shall include capital contributions made by any member in Landwin Partners Fund I, LLC or Landwin Partners Fund II, LLC, prior to the Effective Date and the preferred return shall accrue on the date of such contributions;

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(h) Base Fee: In an annual amount to be determined, as of the end of each fiscal quarter, by Manager and Landwin REIT, which amount shall remain in effect until changed by the Parties by mutual agreement and shall be paid monthly in advance , which shall include 100% of the Manager’s out-of-pocket expenses for compensation, including tax obligations, for employees of the Manager whose employment is dedicated exclusively to our business.

(i) Other Fees: For additional activities and services that we request from time to time to be performed by the Manager and which are accepted by the Manager, which would be services that are not in the ordinary course of administering Landwin Holdings and which are not activities noted above in items (a) - (h). These additional activities may include diligence and analysis of an acquisition of a company and appearances in court and may include providing Services with respect to any assets that are not Predecessor Fund Assets. Any fee would be proposed by the Manager as the amount that would be charged for a similar service by a non-affiliated firm and subject to our acceptance including acceptance by our independent directors; and

(j) Reimbursement Expenses: Reimbursement for reasonable direct out-of-pocket expenses that are incurred for our benefit and are consistent with guidelines by the Internal Revenue Service for expenses that qualify as a deduction.

Section 5. Termination For Cause. Landwin Holdings may terminate this Agreement for cause which shall be limited to the final adjudication of intentional wrongdoing to the substantial detriment of Landwin Holdings.

Section 6. Indemnification. Landwin Holdings shall indemnify and hold harmless Manager and its managers , principals, associates, consultants, employees, officers, directors, agents, brokers, contractors, parent and/or subsidiary entities (collectively, the “Manager and Associates”) from any and all claims, demands, losses, damages, injuries, liabilities, costs, including court costs, attorney fees and expert witnesses, expenses judgments, liens, encumbrances, orders and awards, known or unknown, suspected or unsuspected, fixed or contingent, arising out of or relating to any statements, representations, acts or omissions by Manager and Associates, whether occurring prior to or after Effective Date and in any way connected with, relating to, or affecting, directly or indirectly, the Services to be rendered hereunder, except for the final adjudication of intentional wrongdoing to the substantial detriment of Landwin Holdings, and in any litigation regarding Manager and Associates, same shall have the right to choose its attorney(s) and use Landwin Holdings assets in its defense.

Section 7. During a Dispute. If there exists a dispute between Manager and Landwin Holdings, and Manager has not received all funds which it claims are due it hereunder, then Landwin Holdings shall pay for and provide Manager with monthly reports prepared by a reputable accountant selected by Manager, showing the operations of Landwin Holdings for each quarter including rents, sales, purchases, expenses, receivables, payables, and all other information regarding the operations of Landwin Holdings. Upon request by Manager, Landwin Holdings shall provide Manager with detailed quarterly income statements and balance sheets resulting from a certified audit with a full opinion (no exceptions) ordered by Landwin Holdings. The above shall continue until Manager has received all funds due Manager.

Section 8. Assignment. This Agreement shall be binding on, and shall inure to the benefit of, the undersigned and its or their respective heirs, legal representatives, successors, and assigns. Neither this Agreement, nor any part hereof, nor any monies due or to become due hereunder or any rights or obligations hereunder, may be assigned or transferred by either party without the express written consent of Landwin Holdings. Any purported transfer or assignment in violation of this section shall be void ab initio and of no effect.

Section 9. Authority of Landwin Holdings. This Agreement has been duly authorized, executed and delivered on behalf of the Landwin Holdings and is a valid and enforceable Agreement in accordance with its terms and conditions. Landwin Holdings has full power and lawful authority to appoint Manager as “Manager” under terms and conditions herein contained.

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Section 10. Certain Affiliated Transactions.

(a) With respect to any indirect interest in real estate (“Affiliated Real Property Interests”) that is held by us through an investment in any affiliate that the Manager controls (as such term is defined under the Securities Act, “Controls”), then in addition to the covenants and agreements in this Agreement or any agreement, document or instrument that is related to any such investment, the Manager shall accord rights (“Qualifying Real Estate Rights”) to us that are not less than the rights of a holder of “Qualifying Interests” as such term is used in the various No-Action Letters issued by the Staff of the Securities and Exchange Commission related to Section 3(c)(5) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). Such Qualifying Real Estate Rights shall be provided for so long as we have any interest in such affiliate. The Manager shall confirm in writing such specific rights as may be from time to time reasonably requested by us.

(b) In furtherance thereof,

(i) Manager shall undertake (A) any and all actions such that we will have rights in respect of any Affiliated Real Property Interests that are not less favorable than those that a mezzanine lender would have in respect of a mezzanine loan, or (B) any other action such that we will have rights that are not less favorable than the holder of “mortgages and other liens on and interests in real estate” as interpreted within the meaning of Section 3(c)(5) of the Investment Company Act; and

(ii) during an event of default under any of the mortgages securing the underlying real property interest held by any such affiliate in which we have an Affiliated Real Property Interest, we shall have the option to purchase the mortgage loan then in default or to cure such default with additional financing provided by us and, upon any such cure by us, we will have full subrogation of the rights of such mortgage lender until such additional financing is repaid in full together with interest thereon.

(c) With respect to any guaranty that is provided by us for the benefit of any affiliate that the Manager Controls, the Manager shall use its commercially reasonable efforts so that the conditions or events that cause a payment obligation of any of us are not satisfied without our prior written consent. Manager shall take such actions to confirm our rights under this paragraph as from time to time reasonably requested by us.

Section 11. Application of the Agreement. This Agreement applies to the assets that we acquire as part of the Merger Agreement, and the proceeds and reinvestment thereof (collectively, the “Predecessor Fund Assets”), and may not be terminated by us other than in accordance with Section 5 of this Agreement. This Agreement may apply to any assets other than the Predecessor Fund Assets that are directly or indirectly acquired by us on terms and conditions determined with the approval of the independent directors of Landwin REIT.

Section 12. Notices. Any notice, request, demand, instruction or other document to be given hereunder to any Party shall be in writing and shall either be personally delivered to the person with signature of receipt set forth below (in which event, such notice shall be deemed effective only upon such delivery) or delivered by United Parcel Service (UPS) Next Day with tracking number and/or signature of receipt, as follows:

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If to Manager, at:

Landwin Management, LLC

17200 Ventura Boulevard, Suite 206

Encino, California 91316

Attn: Martin Landis

If to Landwin Holdings, at:

Landwin Realty Holdings Investments LLC

c/o Landwin Realty Trust, Inc.

17200 Ventura Boulevard, Suite 206

Encino California, 91316

Attn: Chief Executive Officer

Section 13. Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings of the Parties. There are no representations, warranties, or agreements between the Parties, relating hereto except as specifically set forth in this Agreement.

Section 14. Attorneys’ Fees. In the event any legal action is brought for the violation of this Agreement, the successful or prevailing party shall be entitled to recover attorneys’ fees and all other costs in connection therewith.

Section 15. Waiver or Amendment. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Parties. No action or conduct shall operate to waive any right or benefit under this Agreement unless such is expressly set forth in writing (which for the purposes of this provision shall not include an email message) and is signed by the party to be charged and then shall only be effective to the extent expressly provided.

Section 16. Governing Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the law of State of California. This Agreement has been entered into by good faith negotiations and shall therefore not be construed against the author of any provision.

Section 17. Arbitration.

(a) Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Los Angeles County, California before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction or seeking injunctive relief.

(b) The arbitrator may, in the Award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party.

Section 18. Subject to the provisions of Section 17, all actions and proceedings arising out of, or relating to, this Agreement shall be heard and determined in any state or federal court sitting in the West Los Angeles Branch in Santa Monica, California. Each of Parties, by execution and delivery of this Agreement: (i) expressly and irrevocably consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding; (ii) consent to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party by hand or by U.S. certified mail without return receipt requested, delivered or addressed as set forth in Section 12 of this Agreement; and (iii) waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

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Section 19. Interpretation.

(a) Section titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(b) Any word or term used in this Agreement in any form shall be masculine, feminine, neuter, singular or plural, as proper reading requires.

(c) The words “herein”, “hereof”, “hereby” or “hereto” shall refer to this Agreement unless otherwise expressly provided.

(d) Any reference herein to a Section or any exhibit or schedule shall be a reference to a Section of, and an exhibit or schedule to, this Agreement unless the context otherwise requires.

(e) Any reference to a writing or written shall not include an email message unless otherwise expressly provided and shall, however, include a signed attachment to an email or an electronic signature through docusign or similar application.

Section 20. Counsel. The Parties hereto, and each of them, further represent and declare that they have carefully read this Agreement and understand all the contents hereof and that they sign the Agreement freely and voluntarily and have been given the opportunity to receive counsel and advice of their respective attorneys.

Section 21. Time is of the Essence. Time is of the essence in the performance of each and every provision of this Agreement.

Section 22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one Agreement. The facsimile signatures of the parties shall be deemed to constitute original signatures, and facsimile copies hereof shall be deemed to constitute duplicate original counterparts.

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IN WITNESS WHEREOF, this Agreement has been executed by duly authorized officers of each of the parties hereto as of the date first above written.

LANDWIN MANAGEMENT, LLC

By:
Name:	Martin Landis
Title:	Manager

LANDWIN REALTY INVESTMENTS HOLDINGS, LLC

By:
Name:	John E. Hartman
Title:	Chief Executive Officer

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